                                                                    Exhibit 11.1
                           RPM, INC. AND SUBSIDIARIES
                           --------------------------
               CONSOLIDATED STATEMENTS OF COMPUTATIONS OF EARNINGS
               ---------------------------------------------------
          PER COMMON SHARE AND COMMON SHARE EQUIVALENTS EQUIVALENTS  Exhibit XI
          ---------------------------------------------------------------------
                     (In thousands except per share amounts)

                                                                                                 Year Ended May 31
                                                                                    ------------------------------------------
                                                                                      1996             1995              1994
                                                                                    --------         --------          ------
                                                                                                     (Restated)      (Restated)
Net Income
- ----------
    Net income applicable to common shares
    for primary earnings per share                                                  $ 68,929         $ 62,616          $ 53,753

      Add back interest net of tax on
        convertible securities assumed
        to be converted                                                                4,982            4,731             4,850
                                                                                    --------         --------          --------

    Net income applicable to common shares
    for fully-diluted earnings per share                                            $ 73,911         $ 67,347          $ 58,603
                                                                                    ========         ========          ========



Shares Outstanding
- ------------------
    For computation of primary earnings per
        common share
           Weighted average shares                                                    76,166           73,257            72,580
           Net issuable common share equivalents                                         382              403               423
                                                                                     -------          -------           -------

               Total shares for primary earnings
                 per share                                                            76,548           73,660            73,003

    For computation of fully-diluted earnings
        per common share
           Additional shares of issuable common
               share equivalents assuming conver-
               sion of convertible securities                                          9,767            9,767            10,186

           Additional common share equivalents
               ending market value higher than
               average market value                                                      112              156                12
                                                                                     -------          -------           -------

               Total shares for fully-diluted
                 earnings per share                                                   86,427           83,583            83,201
                                                                                     =======          =======           =======


Earnings Per Common Share And Common
- ------------------------------------
  Share Equivalents                                                                  $.90             $.85              $.74
  -----------------                                                                  ====             ====              ====

Earnings Per Common Share Assuming Full
- ---------------------------------------
  Dilution                                                                           $.86             $.81              $.70
  --------                                                                           ====             ====              ====
